UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2002

Braintech, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-24911
(Commission File Number)

98-0168932
(IRS Employer Identification No.)

930 West 1st Street, Unit #102, North Vancouver, BC, Canada, V7P 3N4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 988-6440

Item 5. Other Events

On August 28, 2002, the board of directors of the Corporation approved a five for one reverse stock split (the "Reverse Stock Split") of the Corporation's authorized, issued and outstanding common stock. The Reverse Stock Split was effected with the Nevada Secretary of State on August 29, 2002. As a result, the authorized capital of the Corporation has decreased from 200,000,000 to 40,000,000 shares of common stock with a par value of $0.001. The Reverse Stock Split took effect with the OTC Bulletin Board at the opening for trading on Monday, September 9, 2002 under the new stock symbol BRHI. The Corporation's new CUSIP number is 105022 20 6.

Item 7. Exhibits

(99) Certificate of Reverse Stock Split filed with the Nevada Secretary of State on August 29, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

/s/ Edward A. White
Edward A. White, Secretary and Director

Date: September 9, 2002.